Exhibit 23.3

John T. Boyd Company Mining and Geological Consultants

Chairman

James W. Boyd

President and CEO

John T. Boyd II

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Richard L. Bate

Robert J. Farmer

James F. Kvitkovich

Russell P. Moran

Donald S. Swartz

John L. Weiss

Michael F. Wick

William P. Wolf

Managing Director - Australia

Ian L. Alexander

Managing Director - China

Jisheng (Jason) Han

Managing Director — South America

Carlos F. Barrera

Managing Director — Metals

Gregory B. Sparks

May 10, 2017

File: 3084.015

Cloud Peak Energy Inc.

505 South Gillette Avenue

Gillette, WY 82716-4203

Attention: Mr. Mark Arambel

Manager Geology

Subject: Consent of John T. Boyd Company

Dear Sirs:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 by Cloud Peak Energy Inc. (the “Company”), of information contained in our report dated January 19, 2017, addressed to the Company, relating to certain coal reserves and resources information for the Company’s Powder River Basin properties including setting forth the estimates of the Company’s coal reserves in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to John T. Boyd Company in the filing and any amendments thereto.

Assistant to the President Mark P. Davic Pittsburgh 4000 Town Center Boulevard, Suite 300 Canonsburg, PA 15317 (724) 873-4400 (724) 873-4401 Fax jtboydp@jtboyd.com	Respectfully submitted,

JOHN T. BOYD COMPANY

	By:	/s/ Ronald L. Lewis
Ronald L. Lewis
Managing Director and COO

Denver (303) 293-8988 jtboydd@jtboyd.com Brisbane 61 7 3232-5000 jtboydau@jtboyd.com Beijing 86 10 6500-5854 jtboydcn@jtboyd.com Bogota +57-3115382113 jtboydcol@jtboyd.com www.jtboyd.com